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                                 EXHIBIT 10.1D

                           SEVENTEENTH AMENDMENT TO

                    THE UTILITY EMPLOYEES' RETIREMENT PLAN

          WHEREAS, The Utility Employees' Retirement Plan (the "Plan") was established on December 30, 1957, effective as of December 31, 1957, by Suburban Water Systems, a California corporation, as a mandatory contributory money purchase plan and trust for the exclusive benefit of participating employees of Suburban Water Systems. It was amended on November 12, 1958, December 21, 1959, April 20, 1960, April 26, 1968 and October 10, 1968. The Sixth Amendment to the Plan, effective December 31, 1972, restated the Plan and converted it into a non-contributory defined benefit pension plan. The Plan has since been amended on December 22, 1976, June 10, 1978, June 25, 1979, twice on March 26, 1986, by a "model amendment" adopted on October 20, 1989, and on December 11, 1990, December 12, 1996, October 30, 1997, August 5, 1999 and December 30, 1999;

          WHEREAS, The Plan is maintained by Southwest Water Company, Suburban Water Systems, New Mexico Utilities, Inc. and East Pasadena Water Company for the benefit of their eligible employees. The Plan was terminated effective as of December 30, 1999, and benefit accruals under the Plan ceased as of December 30, 1999; and

          WHEREAS, the Internal Revenue Service has requested that certain changes be made to the Limitation on Benefits provisions of the Plan as a condition of granting a favorable determination letter.

          NOW, THEREFORE, this Seventeenth Amendment to the Plan has been adopted effective as set forth below. This Seventeenth Amendment, together with the Thirteenth, Fourteenth, Fifteenth and Sixteenth Amendments to the Plan, constitutes the entire Plan as amended to date.

          Section 6.4 of the Plan is hereby amended in its entirety to read as follows:

     Section 6.4 - Limitation on Benefits
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                   (a)  For any Plan Year in which the Plan is Top-Heavy,

                        (i) the denominator of both the defined benefit plan fraction and the defined contribution plan fraction set forth in Code Sections 415(e)(2)(B) and 415(e)(3)(B), respectively, shall be adjusted by substituting 1.0 for 1.25, and

                        (ii) the numerator of the "transition fraction" described in Code Section 415(e)(6)(B)(i) shall be calculated by substituting $41,500 for $51,875,

     but only to the extent required by Code Section 416(h).
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                   (b)  Notwithstanding subsection (a), for Plan Years beginning on or after January 1, 2000, the limitations of this Section 6.4 shall no longer apply.

               Executed at West Covina, California, this 3 day of May, 2001.
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                                               SOUTHWEST WATER COMPANY


                                               By: /s/ PETER J. MOERBEEK
                                                   ---------------------


                                               Title: Chief Financial Officer
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